UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2017

ANTHERA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34637	20-1852016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2017, Anthera Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) for a private placement (the “Private Placement”) with a select group of accredited investors (the “Purchasers”). The Private Placement is expected to have two closings.

Pursuant to the Securities Purchase Agreement, at the initial closing (the “Initial Closing”), Purchasers have agreed to purchase 2,306,737 shares of the Company’s common stock, par value $0.001, at $1.25 per share. Each share of common stock will be issued with a warrant to purchase 3.0 additional shares of the Company’s common stock at an exercise price of $1.55 per share, the last closing bid price of the common stock. The warrants will become exercisable on the six month and one day anniversary of the initial closing date and will have a term of five years and six months. The Initial Closing is expected to occur on or about October 26, 2017, subject to customary closing conditions. Gross proceeds from the Initial Closing are expected to be approximately $2.88 million.

At the second closing (the “Second Closing”), the Purchasers are expected to purchase 7,625,741 shares of the Company’s common stock, par value $0.001, at $1.25 per share and 2,067,522 shares of the Company’s non-voting Class Y Convertible Preferred Stock, par value $0.001 (the “Preferred Shares”), at $1.25 per share, convertible into 2,067,522 shares of Company common stock upon certain conditions. Each share of common stock or Preferred Stock will be issued with a warrant that is immediately exercisable to purchase 1.0 additional share of the Company’s common stock at an exercise price of $1.25 per share. The warrants issued in the Second Closing will have a term of five years from their date of issuance. Gross proceeds from the Second Closing are expected to be approximately $12.12 million.

Each Preferred Share, when issued in the Second Closing, will be convertible for one share of the Company’s common stock. In the event of the Company’s liquidation, dissolution or winding up, holders of Preferred Shares will participate pari passu with the holders of the Company’s common stock in any distribution of proceeds, pro rata based on the number of shares held by each such holder. The Preferred Shares will generally have no voting rights.

The Company expects that the aggregate number of voting securities to be sold at the Initial Closing and Second Closing of the private placement shall constitute the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable into common stock) equal to 20% or more of the voting power outstanding before the Private Placement in contravention of Nasdaq Rule 5635(d)(2). Therefore, after the Initial Closing, the Company will solicit approval from holders of a majority of the then outstanding shares of the Company immediately prior to the issuance of the securities in connection with the Second Closing (the “Stockholder Approval”) and such Second Closing is contingent upon receiving such Stockholder Approval.

The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with each Purchaser, requiring the Company to register the resale of (i) the common shares issued at the Initial Closing and Second Closing (the “Common Shares”), (ii) the shares of common stock issuable upon exercise of the warrants issued in the Initial Closing and Second Closing (the “Warrant Shares”), and (iii) the shares of common stock issuable upon the conversion of the Preferred Stock issued in the Second Closing (the “Preferred Shares,” and together with the Common Shares and the Warrant Shares, the “Shares”). The Company is required to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within fifteen (15) calendar days following the Initial Closing. The Company shall use commercially reasonable efforts to have the registration statement declared effective within fifty (50) calendar days following the Initial Closing if there is no review by the SEC and by January 9, 2018 in the event of such review.

The Shares are being offered and sold by the Corporation without registration under the Securities Act of 1933, as amended (the “Securities Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(a)(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company relied on this exemption from registration based in part on representations made by the Purchasers.

Piper Jaffray & Co. acted as exclusive placement agent in connection with the Private Placement and the Company has agreed to pay a customary placement fee and reimburse certain expenses of the placement agent.

The sale of the Securities pursuant to the Securities Purchase Agreement has not been registered under the Securities Act or any state securities laws. The Securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.

The Company expects to use the net proceeds from the offering for clinical research and development purposes for SOLLPURA, including the RESULT, SIMPLICITY and EASY trials as well as enabling manufacturing and general corporate purposes.

The above description of the material terms of the Private Placement is qualified in its entirety by reference to the Securities Purchase Agreement attached hereto as Exhibit 10.1, the Registration Rights Agreement attached hereto as Exhibit 10.2, the Form of Warrant to Purchase Common Stock attached hereto as Exhibit 10.3, and the Certificate of Designation of Preferences, Rights and Limitations of Class Y Convertible Preferred Stock attached hereto as Exhibit 3.1. The press release announcing the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Private Placement, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Class Y Convertible Preferred Stock with the Secretary of State of the State of Delaware on October 24, 2017, pursuant to which the Company designated 2,067,522 shares of its authorized and unissued undesignated preferred stock as Class Y Convertible Preferred Stock. The Certificate of Designation is filed hereto as Exhibit 3.1 and incorporated by reference herein. A summary of the rights, preferences and privileges of the Class Y Convertible Preferred Stock is described above under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Class Y Convertible Preferred Stock, dated October 24, 2017

10.1	Securities Purchase Agreement, dated October 23, 2017, by and among the Company and the Purchasers

10.2	Registration Rights Agreement, dated October 23, 2017, by and among the Company and the Purchasers

10.3	Form of Warrant to Purchase Common Stock

99.1	Press Release dated October 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2017	Anthera Pharmaceuticals, Inc.

	By:	/s/ Craig Thompson
Craig Thompson
President and Chief Executive Officer (Principal Executive Officer)